UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-52082	41-1698056
(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 6, 2013, the Company received an informal request from the Securities and Exchange Commission (“SEC”) for information related to Easton Hunt Capital Partners, L.P. (“Easton”), John Friedman, a director of the Company and a principal of Easton, and the Company’s Rule 10b5-1 trading plans and policies. The request follows the Company’s receipt on April 25, 2013 of two Grand Jury subpoenas from the U.S. Attorney’s Office for the Eastern District of New York seeking the same information. The Company has already responded to the subpoenas from the U.S. Attorney and will promptly comply with the request from the SEC. The U.S. Attorney’s office has confirmed that the Company is not a target of its investigation and the Company does not believe that it is a target of the investigation by the SEC. The Company does not believe that these investigations will have any material adverse effect on the Company’s operations or financial condition.

The government investigations appear to be related to sales of Company common stock in early 2012 by Easton pursuant to a Rule 10b5-1 trading plan that were described in an April 25, 2013 article in the Wall Street Journal. The Company has corporate governance procedures in place regarding Rule 10b5-1 trading plans and the Company believes Easton was in compliance with those procedures. The Company is not aware of any facts constituting a violation of law or corporate policy.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2013

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer